Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29439, 333-44922, 333-88360, 333-112738, 333-117058 and 333-143945) of GTSI Corp. of our report dated March 11, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 11, 2011